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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        --------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 14 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 24, 1998


                                 ShoLodge, Inc.
             (Exact name of registrant as specified in its charter)

                                    Tennessee
                         (State or other jurisdiction of
                         incorporation or organization)


         9-19840                                     62-1015641
(Commission File Number)                (I.R.S. Employer Identification Number)



                             130 Maple Drive, North
                               Hendersonville, TN
                     (Address or principal executive office)


                                      37075
                                   (Zip code)


                                  615-264-8000
                         (Registrant's telephone number)




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Item 4. Changes in Registrant's Certifying Accountant

On November 24, 1998, the firm of Deloitte & Touche LLP verbally notified the Company that they were resigning as auditors of the Company and confirmed such resignation in writing by letter dated November 30, 1998. A copy of that letter was attached as Exhibit 7.1 to Form 8-K filed December 2, 1998.

The reports of Deloitte & Touche LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Disagreements:
--------------

In connection with the audits of the Company's financial statements for the fiscal years ended December 28, 1997, and December 29, 1996, and during the subsequent unaudited interim periods since 1997 Deloitte & Touche LLP cited three disagreements on matters of accounting principles or practices which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. The disagreements as communicated to the Company's Audit Committee related to the 1997 (i) accounting for profits on certain real estate transactions, (ii) capitalization of general and administrative costs, and (iii) recording intercompany revenues for rooms rented to construction workers. The matter of accounting for profits on certain real estate transactions involved the question of the timing of earnings recognition and also the allocation of cost basis among various outparcels of land sold to third parties. The matter of capitalization of general and administrative costs concerned the method of allocating certain indirect costs, such as salaries and related employee benefits, utilities, telephone expense, printing and supplies, and other overhead expenses, to internal development costs to be capitalized. The matter of recording intercompany revenues for rooms rented to construction workers resulted from the Company's recording room revenues at the hotel properties earned from the construction company subsidiary of the Company during renovation or construction of Company-owned hotels. Management recorded adjustments relating to each of these transactions and also restated its financial statements for each of the quarters in fiscal 1997, as described in three Form 10-Q/A's filed on March 30, 1998 with the Securities and Exchange Commission; Deloitte & Touche LLP indicated that the disagreements were satisfactorily resolved. The Company's Audit Committee discussed each of these disagreements with Deloitte & Touche LLP. The Company has authorized Deloitte & Touche LLP to respond fully to any successsor independent auditing firm regarding each disagreement. Deloitte & Touche LLP cited no disagreements in this two year period regarding financial statement disclosure or auditing scope and procedures which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. There were no disagreements on any types of matters described






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in Regulation S-K Item 304 in 1996 or in the subsequent unaudited interim periods since 1997.


Reportable Conditions:
----------------------

In addition, in connection with the 1997 audit there were six "reportable conditions" as that term is described in Item 304 (a) (l) (v) (A) of Regulation S-K; that is, Deloitte & Touche LLP advised the Company that the internal controls necessary for the development of reliable financial statements were inadequate. The 1997 reportable conditions related to the following matters: accounting structure and internal controls (which matter is considered by Deloitte & Touche LLP to be a material weakness), accounting for certain real estate transactions, capitalization of indirect costs associated with internal development and construction, construction company accounting, capitalization of interest on land under development, and accounts receivable allowance analysis. There were four "reportable conditions" in connection with the 1996 audit; also, of the type described in Item 304 (a) (1) (v) (A) of Regulation S-K. They related to the accounting for capitalization of indirect costs associated with internal development and construction, capitalization of construction period interest, capitalization of pre-opening costs and accounting structure and the reporting process. The Company's present accounting systems and internal controls appeared to Deloitte and Touche LLP to be inadequate to ensure that transactions are recorded and reported in conformity with generally accepted accounting principles.

The Company's Audit Committee discussed each of these "reportable conditions" with Deloitte & Touche LLP.

The Company has authorized Deloitte & Touche LLP to respond fully to any successsor independent auditing firm regarding each reportable condition.

The Company has requested Deloitte & Touche LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. The letter from the former accountant will be filed with an amendment upon receipt of same by the Company.



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Item 7. Financial Statements and Exhibits

         7.1 Letter from Deloitte & Touche LLP to the Registrant dated November 30, 1998 (Filed with Form 8-K on December 2, 1998)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


         Dated: December 16, 1998                   SHOLODGE, INC.

                                                    By:  /s/ Leon Moore
                                                         Leon Moore
                                                         President